Exhibit 99.2

Tyco Electronics Q1 2010 Earnings Call January 27, 2010

Forward-Looking Statements / Non-GAAP Measures This presentation contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Tyco Electronics has no intention and is under no obligation to update or alter (and expressly disclaims any such intention or obligation to do so) its forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this presentation include statements addressing our future financial condition and operating results. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as developments in the credit markets; conditions affecting demand for products, particularly the automotive industry and the telecommunications, computer and consumer electronics industries; future goodwill impairment; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; political, economic and military instability in countries in which we operate; compliance with current and future environmental and other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation. More detailed information about these and other factors is set forth in Tyco Electronics’ Annual Report on Form 10-K for the fiscal year ended September 25, 2009, as well as in Tyco Electronics’ Current Reports on Form 8-K and other reports filed by Tyco Electronics with the Securities and Exchange Commission. Where we have used non-GAAP financial measures, reconciliations to the most comparable GAAP measure is provided, along with a disclosure on the usefulness of the non-GAAP measure, in this presentation.

Summary Good start to fiscal 2010 First quarter sales, adjusted operating income and EPS exceeded guidance Sales up sequentially 7% led by 17% growth in Electronic Components Sequential order growth of 15% and book-to-bill of 1.09, excluding Undersea, with improvement in both consumer and industrial markets Adjusted operating margin of 11.5% driven by gross margin improvement of ~340bps sequentially Free cash flow of $256 million Demand environment continues to improve Consumer businesses showing improvement in end demand and continued benefit from supply chain re-stocking Industrial and infrastructure businesses are stabilizing Undersea expected to be $700 to $800 million for full year Closed strategic technology acquisition in January related to our Touch business

Q1 Revenue Summary Electronic Components Consumer and industrial markets improved sequentially due to production increases and inventory replenishment Order rates continued to improve and book-to-bill was 1.11 Network Solutions Reduced capital spending by customers Order rates essentially flat sequentially Specialty Products Reduced commercial aircraft production Reduced spending on capital equipment in retail and medical device markets Improvement sequentially in consumer markets Order levels improved sequentially Undersea Telecommunications Lower project revenue, as expected $1,079 ($ in Millions) Segment Q1 FY10 Q1 FY09 Q4 FY09 Y/Y Change Q/Q Change Electronic Components $1,911 $1,625 $1,632 18% 17% Network Solutions 422 456 436 (7%) (3%) Specialty Products 358 367 362 (2%) (1%) Undersea Telecom 201 265 268 (24%) (25%) Total $2,892 $2,713 $2,698 7% 7% Consumer vs. Industrial/ Infrastructure Markets Consumer $1,409 $1,079 $1,199 31% 18% Percent of Total 49% 40% 44% Industrial/ Infrastructure 1,483 1,634 1,499 (9%) (1%) Percent of Total 51% 60% 56% Total $2,892 $2,713 $2,698 7% 7%

Q1 Revenue by Segment

Electronic Components - Revenue $1,911 Million



($ in Millions)
Automotive $1,015
DataComm $218
Industrial $186
Appliance $133
Computer $115
Consumer Devices $109
Other $135

- Automotive up 30% vs. prior year, up 17% vs. Q4 due to production increases and inventory re-stocking in the supply chain.
- DataComm down 14% vs. prior year. Revenue up 13% vs. Q4 driven by continued 3G buildout and increased data storage spending.
- Industrial down 8% vs. prior year - declines in infrastructure and factory automation spending, revenue up 13% vs. Q4 driven by GDP improvement and distributor re-stocking.
- Appliance up 15% vs. prior year, up 11% vs. Q4 due to emerging markets.
- Computer down 5% vs. prior year. Revenue up 5% vs. Q4 in line with increases in end-unit shipments.
- Consumer Devices up 8% vs. prior year, up 2% vs. Q4 driven by mobile phone market.

Network Solutions - Revenue $422 Million



($ in Millions)
Energy $204
Service Providers $105
Enterprise Networks $107
Other $6

- Energy down 13% vs. prior year, down 4% vs. Q4 due to lower investment and inventory levels by utilities.
- Enterprise Networks down 6% vs. prior year, down 4% vs. Q4 reflecting weak commercial construction in the U.S. and EMEA.
- Service Providers down 25% vs. prior year, down 8% vs. Q4 due to slowdown in wireline capital investment in all regions.

Revenue changes are on an organic basis. Organic sales growth is a non-GAAP measure; see Appendix for description and reconciliation.

Tyco Electronics

page 5 / January 27, 2010

Specialty Products - Revenue $358 Million Undersea Telecom - Revenue $201 Million Revenue down 24% vs. prior year, down 25% sequentially – lower project activity and completion of certain projects as expected. Backlog at quarter-end of $777M. Q1 Revenue by Segment (cont.) Aerospace, Defense & Marine down 16% vs. prior year, down 5% vs. Q4 - weakness in commercial aerospace due to lower aircraft production. Touch Systems flat vs. prior year, down 3% vs. Q4 – retail market has improved, but gaming and industrial still weak. Circuit Protection up 14% vs. prior year, up 3% vs. Q4 – strong demand in computer, automotive and mobile phone markets. Medical down 10% vs. prior year, down 3% vs. Q4 - declines in capital spending by medical device customers. ($ in Millions) Revenue changes are on an organic basis. ($ in Millions) Medical $58 Aerospace Defense & Marine $143 Circuit Protection $70 Touch Systems $87 $920 $58 $777 $(201) $0 $200 $400 $600 $800 $1,000 Sep-09 New Orders Q1 Sales Dec-09 Undersea Telecom Backlog

Q1 Financial Summary ($ in Millions, except per share amounts) Adjusted Operating Income, Adjusted Operating Margin and Adjusted EPS are non-GAAP measures; see Appendix for description and reconciliation. Q1 FY10 Q1 FY09 Q4 FY09 Net Sales $2,892 $2,713 $2,698 Operating Income $269 $83 $176 Restructuring & Other Charges 63 78 45 Other Items - 17 - Adj. Operating Income $332 $178 $221 Operating Margin 9.3% 3.1% 6.5% Adjusted Operating Margin 11.5% 6.6% 8.2% GAAP Earnings Per Share $0.37 $0.07 $0.18 Restructuring & Other Charges 0.10 0.12 0.08 Retirement of Debt - - (0.04) Tax & Other Items, net - 0.03 0.09 Adjusted EPS $0.47 $0.21 $0.30

Q1 Operating Results * Gross Margin Reconciliation Operating Expense Performance Q1 2009 SG&A included loss of ~$50 million related to currency hedging activities ~$22 million year-on-year reduction, excluding currency effects Operating Expenses up ~8% vs. Q4 driven by: Increased investment in RD&E Increased pension expense Increased level of performance compensation vs. Q109 vs. Q409 Prior Period 27% 26% Volume/ Mix (1)% - Inventory Change (2)% 2% Cost Reductions 5% 1% Q1 2010 29% 29% * Adversely affected by ~180 basis points due to currency hedging losses ($ in Millions) Q1 FY10% of Sales Q1 FY09% of Sales Net Sales $2,892 $2,713 Gross Margin $841 29% $724 27% ($in Millions) Operating Expenses Q1 FY10 Q1 FY09 Change RD&E $138 $144 $(6) SG&A 368 411 (43) Total $506 $555 $(49) % of Sales RD&E 4.8% 5.3% SG&A 12.7% 15.1% *

Q1 Other Items

($ in Millions)

	Q1 FY10	Q1 FY09
Interest Expense, net	$ (35)	$ (36)
Other Income (Expense), Net	$ 8	$ (1)
Income Tax Expense	$ (69)	$ (14)
Effective Tax Rate	*29%*	*30%*
Adj. Income Tax Expense	$ (85)	$ (40)
Adj. Effective Tax Rate	*28%*	*28%*

Adjusted Income Tax Expense and Adjusted Effective Tax Rate are non-GAAP measures; see Appendix for description and reconciliation.

- **Interest Expense**
  - ✓ Benefit of lower debt level essentially offset by lower interest income
- **Other Income**
  - ✓ Relates to Tax Sharing Agreement
  - ✓ Expect ~$11 million in Q2
- **Income Taxes on Adjusted Income**
  - ✓ Expect tax rate of ~28% in Q2

Tyco Electronics

page 9 / January 27, 2010

Q1 Free Cash Flow and Working Capital Q1 Free Cash Flow driven by: Increased earnings levels and low adjusted cash tax rate of 5% Significant working capital improvement vs. prior year Sequential working capital performance improvement: Receivables ~3 day improvement Inventory ~1 day improvement Payables ~6 day improvement Capital spending down 34% vs. prior year and expect full-year at ~4% of sales Restructuring Q1 cash spending of $67 million Expect ~$300 million cash spending in 2010 Strong Cash Generation ($ in Millions) Free Cash Flow is a non-GAAP measure; see Appendix for description. Q1 FY10 Q1 FY09 Cash from Continuing Operations $330 $32 Capital Expenditures (76) (115) Proceeds on Asset Sales 2 4 Free Cash Flow $256 $(79) Restructuring Cash Spend $67 $51 Cash Taxes $16 $62 A/R - $$2,033 $2,130 Days Sales Outstanding 63 71 Inventory (ex. CIP) - $$1,319 $2,019 Days on Hand 58 91 Accounts Payable - $$1,221 $1,204 Days Outstanding 54 55 Net Working Capital Days 67 107

Q1 Liquidity and Debt * Cash >$500M plus available credit facility ** Calculated in accordance with terms of credit facility ($ in Millions) Liquidity and use of cash: Retaining additional cash for flexibility Dividends $0.16 per share paid in December Share Repurchase Repurchased ~750K shares for $18 million Acquisitions/ Divestitures Received $12 million from sale of Dulmison product line in Network Solutions segment Q2 completed acquisition of Sensitive Object for ~$62 million, subject to certain adjustments. Liquidity Summary Q1 FY10 Q1 FY09 Beginning Cash Balance $1,521 $1,090 Free Cash Flow 256 (79) Debt Reduction - (228) Dividends (74) (74) Share Repurchase (18) (152) Net Proceeds from Sale of Business 12 - Other (2) (8) Ending Cash Balance $1,695 $549 Available Credit Facility $1,425 $1,062 Available Liquidity* $2,620 $1,111 Total Debt $2,415 $3,019 Credit Facility - Debt to EBITDA 1.7x **

Q2 Outlook * Assumes current currency exchange rates Sales up 22-26% year over year; flat to 2% growth sequentially End demand has stabilized Components will continue to benefit in Q2 from re-stocking Operating income and margin improvement sequentially as gross margin increase to ~30% Leverage on volume in Electronic Components from productivity gains Adjusted operating margin to approach 12% Expect Q2 restructuring and other charges of $20 million or ~$0.03 per share ($ in Millions, except per share amounts) Q2 FY09 Q1 FY10 Q2 Outlook * Sales $2,337 $2,892 $2,850 to $2,950 Operating Income/ (Loss) ($3,797) $269 $315 to $350 Restructuring and Other Charges ($187) ($63) ($20) Other Items ($3,682) $0 $0 Adjusted Operating Income $72 $332 $335 to $370 GAAP Diluted EPS ($7.07) $0.37 $0.46 to $0.51 Adjusted Diluted EPS $0.14 $0.47 $0.49 to $0.54

Q & A

Appendix

Non-GAAP Measures “Organic Sales Growth,” “Adjusted Operating Income,” “Adjusted Operating Margin,” “Adjusted Income Tax Expense,” “Adjusted Effective Tax Rate,” “Adjusted Income from Continuing Operations,” “Adjusted Earnings Per Share,” and “Free Cash Flow” (FCF) are non-GAAP measures and should not be considered replacements for GAAP* results. “Organic Sales Growth” is a useful measure used by the company to measure the underlying results and trends in the business. The difference between reported net sales growth (the most comparable GAAP measure) and Organic Sales Growth (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures. Organic Sales Growth is a useful measure of the company’s performance because it excludes items that: i) are not completely under management’s control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity. The limitation of this measure is that it excludes items that have an impact on the company’s sales. This limitation is best addressed by using organic sales growth in combination with the GAAP numbers. See the accompanying tables to this presentation for the reconciliation presenting the components of Organic Sales Growth. The company has presented its operating income before special items including charges related to legal settlements and reserves, restructuring charges, impairment charges, and other income or charges (“Adjusted Operating Income”). The company utilizes Adjusted Operating Income to assess segment level core operating performance and to provide insight to management in evaluating segment operating plan execution and underlying market conditions. It is also a significant component in the company’s incentive compensation plans. Adjusted Operating Income is a useful measure for investors because it better reflects the company’s underlying operating results, trends and the comparability of these results between periods. The difference between Adjusted Operating Income and operating income (the most comparable GAAP measure) consists of the impact of charges related to legal settlements and reserves, restructuring charges, impairment charges, and other income or charges that may mask the underlying operating results and/or business trends. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease the company’s reported operating income. This limitation is best addressed by using Adjusted Operating Income in combination with operating income (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results. The company has presented its operating margin before special items including charges related to legal settlements and reserves, restructuring charges, impairment charges, and other income or charges (“Adjusted Operating Margin”). The company presents and forecasts its Adjusted Operating Margin before special items to give investors a perspective on the underlying business results. Because the company cannot predict the amount and timing of such items and the associated charges or gains that will be recorded in the company’s financial statements, it is difficult to include the impact of those items in the forecast. The company has presented income tax expense after adjusting for the tax effect of special items including charges related to restructuring, impairment charges, and other income or charges (“Adjusted Income Tax Expense”). The company presents Adjusted Income Tax Expense to provide investors further information regarding the tax effects of adjustments used in determining the non-GAAP financial measure Adjusted Income from Continuing Operations (as defined below). The difference between Adjusted Income Tax Expense and income tax expense (the most comparable GAAP measure) is the tax effect of adjusting items. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease income tax expense. This limitation is best addressed by using Adjusted Income Tax Expense in combination with income tax expense (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts. The company has presented effective income tax rate after adjusting for the tax effect of special items including charges related to restructuring, impairment charges, and other income or charges (“Adjusted Effective Tax Rate”). The company presents Adjusted Effective Tax Rate to provide investors further information regarding the tax rate effects of adjustments used in determining the non-GAAP financial measure Adjusted Earnings Per Share (as defined below). The difference between Adjusted Effective Tax Rate and effective income tax rate (the most comparable GAAP measure) is the tax rate effect of the adjusting items. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease the effective income tax rate. This limitation is best addressed by using Adjusted Effective Tax Rate in combination with effective income tax rate (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts. * U.S. Generally Accepted Accounting Principles

Non-GAAP Measures (cont.) The company has presented income from continuing operations attributable to Tyco Electronics Ltd. before special items including charges related to legal settlements and reserves, restructuring charges, impairment charges, other income or charges and, if applicable, related tax effects (“Adjusted Income from Continuing Operations”). The company presents Adjusted Income from Continuing Operations as it believes that it is appropriate for investors to consider results excluding these items in addition to its results in accordance with GAAP. Adjusted Income from Continuing Operations provides additional information regarding the company’s underlying operating results, trends and the comparability of these results between periods. The difference between Adjusted Income from Continuing Operations and income from continuing operations attributable to Tyco Electronics Ltd. (the most comparable GAAP measure) consists of the impact of charges related to legal settlements and reserves, restructuring charges, impairment charges, other income or charges and, if applicable, related tax effects. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease the company’s reported results. This limitation is best addressed by using Adjusted Income from Continuing Operations in combination with income from continuing operations attributable to Tyco Electronics Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts. The company has presented diluted earnings per share from continuing operations attributable to Tyco Electronics Ltd. before special items, including charges related to legal settlements and reserves, restructuring charges, impairment charges, and other income or charges (“Adjusted Earnings Per Share”). The company presents Adjusted Earnings Per Share because it believes that it is appropriate for investors to consider results excluding these items in addition to its results in accordance with GAAP. The company believes such a measure provides a picture of its results that is more comparable among periods since it excludes the impact of special items, which may recur, but tend to be irregular as to timing, thereby making comparisons between periods more difficult. This limitation is best addressed by using Adjusted Earnings Per Share in combination with diluted earnings per share from continuing operations attributable to Tyco Electronics Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results. “Free Cash Flow” (FCF) is a useful measure of the company’s cash generation which is free from any significant existing obligation. The difference between cash flows from operating activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows that the company believes are useful to identify. FCF permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation. The difference reflects the impact from: net capital expenditures, voluntary pension contributions, and cash impact of special items. Net capital expenditures are subtracted because they represent long-term commitments. Voluntary pension contributions are subtracted from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity. The company forecasts its cash flow results excluding any voluntary pension contributions because it has not yet made a determination about the amount and timing of any future such contributions. In addition, the company’s forecast excludes the cash impact of special items because the company cannot predict the amount and timing of such items. The limitation associated with using FCF is that it subtracts cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and that therefore may imply that there is less or more cash that is available for the company's programs than the most comparable GAAP measure. This limitation is best addressed by using FCF in combination with the GAAP cash flow numbers. FCF as presented herein may not be comparable to similarly-titled measures reported by other companies. The measure should be used in conjunction with other GAAP financial measures. Investors are urged to read the company’s financial statements as filed with the Securities and Exchange Commission, as well as the accompanying tables to this presentation that show all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company's total cash and cash equivalents for the period. See the accompanying tables to this presentation for a cash flow statement presented in accordance with GAAP and a reconciliation presenting the components of FCF. Because the company does not predict the amount and timing of special items that might occur in the future, and its forecasts are developed at a level of detail different than that used to prepare GAAP-based financial measures, the company does not provide reconciliations to GAAP of its forward-looking financial measures.

Net Sales Growth Reconciliation – Q110 vs. Q109

	Change in Net Sales for the Quarter Ended December 25, 2009 versus Net Sales for the Quarter Ended December 26, 2008						Percentage of Segment's Total Net Sales for the Quarter Ended December 25, 2009
	Organic [1]		Translation [2]	Divestiture	Total		
	($ in millions)						
Electronic Components [3]:							
Automotive	$ 217	30.2 %	$ 85	$ -	$ 302	42.3 %	53 %
DataComm	(35)	(14.2)	9	(12)	(38)	(14.8)	11
Industrial	(15)	(8.4)	10	-	(5)	(2.6)	10
Appliance	18	15.4	5	-	23	20.9	7
Computer	(5)	(5.3)	1	(1)	(5)	(4.2)	6
Consumer Devices	10	8.0	1	(14)	(3)	(2.7)	6
Other	8	4.9	5	(1)	12	9.8	7
Total	198	12.2	116	(28)	286	17.6	100 %
Network Solutions [3]:							
Energy	(28)	(13.1)	17	1	(10)	(4.7)	48
Enterprise Networks	(6)	(5.6)	7	-	1	0.9	26
Service Providers	(33)	(25.4)	8	-	(25)	(19.2)	25
Other	-	(1.8)	-	-	-	-	1
Total	(67)	(14.8)	32	1	(34)	(7.5)	100 %
Specialty Products [3]:							
Aerospace, Defense, and Marine	(26)	(15.7)	6	-	(20)	(12.3)	40
Touch Systems	-	0.4	5	-	5	6.1	24
Circuit Protection	8	13.9	3	-	11	18.6	20
Medical	(6)	(10.4)	1	-	(5)	(7.9)	16
Total	(24)	(6.6)	15	-	(9)	(2.5)	100 %
Undersea Telecommunications	(64)	(24.2)	-	-	(64)	(24.2)	
Total	$ 43	1.6 %	$ 163	$ (27)	$ 179	6.6 %	

[1] Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates. Organic net sales growth is a non-GAAP measure. See description of non-GAAP measures contained in this appendix.

[2] Represents the change in net sales resulting from changes in foreign currency exchange rates.

[3] Industry end market information about net sales is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

Tyco Electronics

page 17 / January 27, 2010

Net Sales Growth Reconciliation – Q110 vs. Q409

	Change in Net Sales for the Quarter Ended December 25, 2009 versus Net Sales for the Quarter Ended September 25, 2009						Percentage of Segment's Total Net Sales for the Quarter Ended December 25, 2009
	Organic (1)		Translation (2)	Divestiture	Total		
	($ in millions)						
Electronic Components (3):							
Automotive	$ 143	17.1 %	$ 35	$ -	$ 178	21.2 %	53 %
DataComm	24	12.5	3	-	27	14.1	11
Industrial	21	12.6	2	-	23	14.1	10
Appliance	13	10.9	2	-	15	12.7	7
Computer	6	5.1	1	-	7	6.5	6
Consumer Devices	2	1.6	1	-	3	2.9	6
Other	21	19.3	5	-	26	23.9	7
Total	230	14.1	49	-	279	17.1	100 %
Network Solutions (3):							
Energy	(9)	(4.4)	7	(2)	(4)	(1.9)	48
Enterprise Networks	(4)	(3.6)	3	-	(1)	(0.9)	26
Service Providers	(9)	(8.2)	1	-	(8)	(7.1)	25
Other	(2)	(24.9)	1	-	(1)	(14.3)	1
Total	(24)	(5.6)	12	(2)	(14)	(3.2)	100 %
Specialty Products (3):							
Aerospace, Defense, and Marine	(7)	(4.9)	2	-	(5)	(3.4)	40
Touch Systems	(3)	(2.9)	2	-	(1)	(1.1)	24
Circuit Protection	2	2.6	1	-	3	4.5	20
Medical	(2)	(2.9)	1	-	(1)	(1.7)	16
Total	(10)	(2.7)	6	-	(4)	(1.1)	100 %
Undersea Telecommunications	(67)	(25.4)	-	-	(67)	(25.0)	
Total	$ 129	4.8 %	$ 67	$ (2)	$ 194	7.2 %	

(1) Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates. Organic net sales growth is a non-GAAP measure. See description of non-GAAP measures contained in this appendix.
(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.
(3) Industry end market information about net sales is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

Tyco Electronics

page 18 / January 27, 2010

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Quarter Ended December 25, 2009 Adjustment Restructuring and Other Adjusted U.S. GAAP Charges, Net (1) (Non-GAAP) (2) ($in millions, except per share data) Operating Income: Electronic Components $163 $44 $207 Network Solutions 20 17 37 Specialty Products 51 - 51 Undersea Telecommunications 35 2 37 Total $269 $63 $332 Operating Margin 9.3% 11.5% Income Tax Expense $(69) $(16) $(85) Effective Tax Rate 28.5% 27.9% Income from Continuing Operations Attributable to Tyco Electronics Ltd. $172 $47 $219 Diluted Earnings per Share from Continuing Operations Attributable to Tyco Electronics Ltd. $0.37 $0.10 $0.47 (1) Includes $66 million recorded in net restructuring and other charges and a $3 million credit recorded in cost of sales. (2) See description of non-GAAP measures contained in this appendix.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Quarter Ended December 26, 2008 Adjustments Restructuring and Other Other Items, Adjusted U.S. GAAP Charges, Net (1) Net (2) (Non-GAAP) (3) ($in millions, except per share data) Operating Income: Electronic Components $(18) $42 $- $24 Network Solutions 44 19 - 63 Specialty Products 28 14 8 50 Undersea Telecommunications 38 3 - 41 Pre-separation litigation charges, net (9) - 9 - Total $83 $78 $17 $178 Operating Margin 3.1% 6.6% Income Tax Expense $(14) $(23) $(3) $(40) Effective Tax Rate 30.4% 28.4% Income from Continuing Operations Attributable to Tyco Electronics Ltd. $30 $55 $14 $99 Diluted Earnings per Share from Continuing Operations Attributable to Tyco Electronics Ltd. $0.07 $0.12 $0.03 $0.21 (1) Includes $77 million recorded in net restructuring and other charges and $1 million recorded in cost of sales. (2) Consists of $9 million of costs related to the settlement of pre-separation securities litigation and $8 million of costs related to a product liability matter from several years ago recorded in selling, general, and administrative expenses. (3) See description of non-GAAP measures contained in this appendix.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures for the Quarter Ended September 25, 2009 Adjustments Restructuring and Other Tax Retirement Adjusted U.S. GAAP Charges, Net (1) Items (2) of Debt (Non-GAAP) (3) ($in millions, except per share data) Operating Income: Electronic Components $38 $24 $- $- $62 Network Solutions 37 14 - - 51 Specialty Products 47 4 - - 51 Undersea Telecommunications 54 3 - - 57 Total $176 $45 $- $- $221 Operating Margin 6.5% 8.2% Income Tax Expense $(1) $(9) $(46) $- $(56) Effective Tax Rate 1.2% 28.4% Income from Continuing Operations Attributable to Tyco Electronics Ltd. $83 $36 $40 $(19) $140 Diluted Earnings per Share from Continuing Operations Attributable to Tyco Electronics Ltd. $0.18 $0.08 $0.09 $(0.04) $0.30 (1) Includes $46 million recorded in net restructuring and other charges and a $1 million credit recorded in cost of sales. (2) Includes an income tax benefit primarily related to proposed adjustments to prior year tax returns, and charges to other expense pursuant to the Tax Sharing Agreement with Tyco International and Covidien. (3) See description of non-GAAP measures contained in this appendix.